SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

012 Smile.Communications Ltd.

(Exact name of registrant as specified in its charter)

Israel	None
(Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

012 Smile.Communications Ltd. 25 Hasivim Street, Petach-Tikva	49170
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value NIS 0.1 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-146645

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the ordinary shares, par value NIS 0.1 per share, of 012 Smile.Communications Inc. (the “Registrant”) to be registered hereunder is contained in the section entitled “Description of Share Capital” in the prospectus included in the Registrant’s Registration Statement on Form F-1, File No. 333-146645, as amended, which was initially filed with the Securities and Exchange Commission on October 12, 2007 (including any subsequent amendments thereto, the “Registration Statement”), and is incorporated herein by reference. The prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

012 Smile.Communications Ltd.

Date: October 25, 2007
	By:	/s/ Stella Handler
	Print Name:	Stella Handler
	Title:	Chief Executive Officer